EXHIBIT 99.1

Voyager Reports Second Quarter 2025 Financial and Operating Results

- Cash runway extended into 2028; expected to enable multiple meaningful clinical data read-outs -

- APOE program added to pipeline; fourth asset in industry-leading Alzheimer’s disease franchise -

- 11 partnered programs with potential for $2.6B in development-stage milestone payments -

LEXINGTON, Mass., August 6, 2025 -- Voyager Therapeutics, Inc. (Nasdaq: VYGR), a biotechnology company dedicated to leveraging genetics to treat neurological diseases, today reported second quarter 2025 financial and operating results.

“We firmly believe Voyager’s science has the potential to drive transformative neurotherapeutics, and that the efficiencies we have created this year give us the runway to prove it,” said Alfred W. Sandrock, Jr., M.D., Ph.D., Chief Executive Officer of Voyager. “We expect to have four programs in the clinic next year, and with our runway now extended into 2028, we are positioned to get well beyond multiple potential clinical inflection points.”

Second Quarter 2025 and Recent Highlights

●	Cash runway extended into 2028: In the first half of 2025, Voyager restructured to focus resources on achieving critical clinical data while continuing to build an industry-leading multi-modality neurotherapeutics pipeline. Based on current operating plans, the anticipated cost savings from these actions are expected to extend the company’s cash runway into 2028, well beyond multiple clinical inflection points including:
o	VY7523 (anti-tau antibody): initial tau positron emission tomography (PET) data from clinical trial in Alzheimer’s disease (AD) patients expected in the second half of 2026.
o	Potential for data from multiple gene therapy programs:
◾	Neurocrine-partnered FA and GBA1 programs anticipated to enter clinical trials in 2026
◾	VY1706 tau silencing gene therapy anticipated to enter a clinical trial in 2026
o	Critical third-party data from large Phase 2 studies of an anti-tau antibody and tau knockdown program expected in 2026, which have the potential to further validate tau as a target.
●	Wholly-owned AD franchise advanced and expanded:
o	VY7523 (anti-tau antibody): Dosing is ongoing in the third and final cohort of the multiple ascending dose (MAD) clinical trial in AD patients.
o	VY1706 (tau silencing gene therapy): IND-enabling work is underway to support an IND and clinical trial initiation expected in 2026.
o	Anti-Aβ antibody gene therapy: preclinical data presented at the American Society of Gene & Cell Therapy’s (ASGCT) 28th Annual Meeting.

o	Added APOE program for AD to pipeline: In June 2025, Voyager advanced a fourth wholly-owned Alzheimer’s disease program into its pipeline. The new program combines an IV-delivered TRACER™ capsid with bifunctional payload to silence apolipoprotein E (APOE) in carriers of the high-risk APOE4 variant while delivering the protective APOE2 variant so as to maintain overall APOE levels.
●	Neurocrine partnership update: Neurocrine has guided that they expect to submit investigational new drug (IND) submissions in 2025 for the Friedreich’s ataxia (FA) and GBA1 gene therapy programs, to support clinical trial initiations in 2026, provided the ongoing GLP toxicology studies support clinical development.
●	First peer-reviewed publication of ALPL published in Molecular Therapy: The publication outlined the generation of novel, cross-species AAV capsid VCAP-102 and the identification of alkaline phosphatase (ALPL) as the primary receptor used by VCAP-102 to cross the blood-brain barrier (BBB).
●	Presented VY1706 and capsid data at ASGCT 2025: Voyager shared eight presentations at ASGCT 2025, including oral presentations on VY1706 and immune-evading capsids.

Anticipated Upcoming Milestones

●	2025: Neurocrine anticipates IND submissions for partnered FA and GBA1 programs
●	2026: Neurocrine anticipates clinical trial initiations for partnered FA and GBA1 programs
●	2026: U.S. IND and Canadian CTA submissions anticipated for VY1706 for AD
●	2026: Clinical trial initiation anticipated for VY1706 for AD
●	2026: Potentially informative data read-outs expected for tau-targeting agents from multiple third parties
●	H2 2026: Initial tau PET imaging data expected in MAD clinical trial of VY7523 in AD

Second Quarter 2025 Financial Results

●	Collaboration Revenues: Voyager had collaboration revenue of $5.2 million for the second quarter of 2025, compared to $29.6 million for the same period in 2024. The decrease was primarily due to decreased revenue recognized under the Company’s Neurocrine collaboration agreements as compared to the prior year period.
●	R&D Expenses: Research and development expenses were $31.3 million for the second quarter of 2025, compared to $34.5 million for the same period in 2024. The decrease in R&D expenses was primarily due to non-recurring items in the prior year period, offset by increased employee-related costs.
●	G&A Expenses: General and administrative expenses were $10.5 million for the second quarter of 2025, compared to $10.2 million for the same period in 2024. The slight increase in G&A expenses was primarily due to increased employee-related costs.
●	Net Loss: Net loss was $33.4 million for the second quarter of 2025, compared to $10.1 million for the same period in 2024. The increase in net loss is due to the decrease in collaboration revenue recognized, as noted above.
●	Cash Position: Cash, cash equivalents and marketable securities as of June 30, 2025, were $262 million.

Financial Guidance

Voyager is committed to maintaining a strong balance sheet that supports the advancement and growth of its platform and pipeline. Based on Voyager’s current operating plans, the company expects its cash, cash equivalents, and marketable securities, along with anticipated collaboration reimbursements and interest income, to be sufficient to meet Voyager’s planned operating expenses and capital expenditure requirements into 2028. The Company has the potential to earn additional non-dilutive capital that is not assumed in the cash runway guidance of up to $2.6 billion in development milestone payments including up to $35 million from GBA and FA programs entering the clinic.

About Voyager Therapeutics

Voyager Therapeutics, Inc. (Nasdaq: VYGR) is a biotechnology company dedicated to leveraging the power of human genetics to modify the course of – and ultimately cure – neurological diseases. Our pipeline includes programs for Alzheimer’s disease, Friedreich’s ataxia, Parkinson’s disease, amyotrophic lateral sclerosis (ALS), and multiple other diseases of the central nervous system. Many of our programs are derived from our TRACER™ AAV capsid discovery platform, which we have used to generate novel capsids and identify associated receptors to potentially enable high brain penetration with genetic medicines following intravenous dosing. Some of our programs are wholly owned, and some are advancing with partners including Alexion, AstraZeneca Rare Disease; Novartis Pharma AG; and Neurocrine Biosciences, Inc. For more information, visit http://www.voyagertherapeutics.com.

Voyager Therapeutics® is a registered trademark, and TRACER™ is a trademark, of Voyager Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “will,” “anticipated,” “expect,” “believe,” “potential,” “may,” or “continue,” and other similar expressions are intended to identify forward-looking statements.

For example, all statements Voyager makes regarding Voyager’s ability to advance its Alzheimer’s disease franchise, which includes its AAV-based gene therapy programs for tau silencing, anti-Aβ and APOE, as well as its anti-tau antibody program, including expectations for and timing with regards to Voyager’s achievement of preclinical and clinical development milestones for its potential development candidates such as the IND and CTA filings, the initiation of clinical trials, clinical trial enrollment, and the generation of clinical data; the potential for third-party clinical data for tau targeting agents to inform Voyager’s clinical development plans; Voyager’s ability to advance gene therapy product candidates under the Neurocrine collaboration, including the anticipated submission of IND filings and initiation of clinical trials by Neurocrine in the FA and GBA1 partnered programs; Voyager’s anticipated financial results, including the anticipated receipt by Voyager of revenues or reimbursement payments from collaboration partners; and Voyager’s cash runway, anticipated cost savings and ability to generate sufficient cash resources to enable it to continue its business and operations through multiple clinical inflection points, are forward looking.

All forward-looking statements are based on estimates and assumptions by Voyager’s management that, although Voyager believes such forward-looking statements to be reasonable, are inherently uncertain and subject to risks and uncertainties that may cause actual results to differ materially from those that Voyager expected. Such risks and uncertainties include, among others, the expectations and decisions of regulatory authorities; the timing, initiation, conduct and outcomes of Voyager’s preclinical and clinical studies; the availability of data from clinical trials; the availability or commercial potential of product candidates under collaborations; the success of Voyager’s wholly owned and partnered product candidates; the willingness and ability of Voyager's collaboration partners to meet obligations under collaboration agreements with Voyager and their projections with respect to such programs; the continued development of Voyager’s technology platforms, including Voyager’s TRACER platform and its non-viral discovery platform; Voyager’s scientific approach and program development progress, and the restricted supply and increased costs of critical research components; the development by third parties of capsid identification platforms that may be competitive to Voyager’s TRACER capsid discovery platform; Voyager’s ability to create and protect intellectual property rights associated with the TRACER capsid discovery platform, the capsids identified by the platform, and development candidates for Voyager’s pipeline programs; the possibility or the timing of Voyager’s receipt of program reimbursement, development or commercialization milestones, option exercise, and other payments under Voyager’s existing licensing or collaboration agreements; the ability of Voyager to negotiate and complete licensing or collaboration agreements with other parties on terms acceptable to Voyager and the third parties; the success of programs controlled by third-party collaboration partners in which Voyager retains a financial interest; the ability to attract and retain talented directors, employees, and contractors; and the sufficiency of Voyager’s cash resources to fund its operations and pursue its corporate objectives.

These statements are also subject to a number of material risks and uncertainties that are described in Voyager’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. All information in the press release is as of the date of this press release, and any forward-looking statement speaks only as of the date on which it was made. Voyager undertakes no obligation to publicly update or revise this information or any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Trista Morrison, NACD.DC, tmorrison@vygr.com

Investors: Sarah McCabe, smccabe@jpa.com

Media: Adam Silverstein, adam@scientpr.com

Selected Financial Information

($ amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Statement of Operations Items:	2025	2024	2025	2024
Collaboration revenue	$5,200	$29,578	$11,673	$49,094
Operating expenses:
Research and development	31,330	34,452	62,856	61,544
General and administrative	10,495	10,151	20,135	18,758
Total operating expenses	41,825	44,603	82,991	80,302
Operating loss	(36,625)	(15,025)	(71,318)	(31,208)
Total other income	3,258	4,908	6,967	9,775
Loss before income taxes	(33,367)	(10,117)	(64,351)	(21,433)
Income tax provision	15	24	52	38
Net loss	$(33,382)	$(10,141)	$(64,403)	$(21,471)

Net loss per share, basic	$(0.57)	$(0.18)	$(1.10)	$(0.37)
Net loss per share, diluted	$(0.57)	$(0.18)	$(1.10)	$(0.37)

Weighted-average common shares outstanding, basic	58,666,460	57,721,934	58,508,989	57,419,490
Weighted-average common shares outstanding, diluted	58,666,460	57,721,934	58,508,989	57,419,490

	June 30,	December 31,
Selected Balance Sheet Items	2025	2024
Cash, cash equivalents, and marketable securities	$262,039	$332,388
Total assets	$322,101	$393,050
Accounts payable and accrued expenses	$13,829	$18,167
Deferred revenue	$23,124	$30,397
Total stockholders’ equity	$243,944	$299,760

GAAP vs. Non-GAAP Financial Measures

Voyager’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent revenue and expenses as reported to the Securities and Exchange Commission. Voyager has provided in this release certain financial information that has not been prepared in accordance with GAAP, including net collaboration revenue and net research and development expenses, which exclude the impact of reimbursement by Neurocrine Biosciences (Neurocrine) and Novartis Pharma AG (Novartis) for expenses we incur in conducting preclinical development activities under our collaboration agreements. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such non-GAAP measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. Non-

GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation. The non-GAAP measures give investors and financial analysts a better understanding of our net revenue and net research and development expenses without the pass-through impact of Neurocrine costs. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP collaboration revenue	$5,200	$29,578	$11,673	$49,094
Revenue recognized for reimbursed research and development services (Note 1)	$2,390	$1,963	$4,018	$5,148
Net collaboration revenue	$2,810	$27,615	$7,655	$43,946

GAAP total research and development expenses	$31,330	$34,452	$62,856	$61,544
Expenses incurred for reimbursed research and development services (Note 1)	$2,390	$1,963	$4,018	$5,148
Net research and development expenses	$28,940	$32,489	$58,838	$56,396

Note 1: Under the Company's existing collaboration agreements with Neurocrine and Novartis, Neurocrine and Novartis have agreed to be responsible for all costs the Company incurs in conducting preclinical development activities for certain collaboration programs, in accordance with joint steering committee agreed upon workplans and budgets. Reimbursable research and development services performed during the period are captured within collaboration revenue and research and development expenses in the Company's consolidated statements of operations. During the three months ended June 30, 2025, the Company incurred $2.4 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses. During the three months ended June 30, 2024, the Company incurred $2.0 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses. During the six months ended June 30, 2025, the Company incurred $4.0 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses. During the six months ended June 30, 2024, the Company incurred $5.1 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses